Exhibit 10.2

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) sets forth the terms and conditions on which an aggregate of 2,000,000 restricted shares (each, a “Restricted Share,” and collectively, the “Restricted Shares”) of the Common Stock of Avantair, Inc., a Delaware corporation (the “Company”), are issued to LW Air I, LLC; LW Air II, LLC; LW Air III, LLC; LW Air IV, LLC; and LW Air V, LLC (each, a “Holder”, and collectively, the “Holders”), effective as of September 28, 2012 (the “Effective Date”), at a price of $0.75 per share (the “Purchase Price”) for an aggregate of $1,500,000, which the Company shall receive through a reduction as set forth in Section 2(ii) below in the Monthly Owner Proceeds payable pursuant to the respective Aircraft Management Agreements (each, an “Aircraft Management Agreement”, and collectively, the “Aircraft Management Agreements”) between the Company and each of the Holders.

1. Terminology. Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement.

2. Issuance and Delivery. (i) All of the Restricted Shares shall be issued and delivered to the respective Holders simultaneoulsy with the execution and delivery of amendments relative to each of the Aircraft Management Agreements for Piaggio P-180 II aircraft with serial numbers 1181, 1187, 1194, 1199, and 1216, respectively (each and collectively, the “Aircraft”), in the forms attached to this Agreement as Appendix 1 (each, an “Amendment”, and collectively, the “Amendments”).

(ii) The Amendments shall irrevocably reduce the Monthly Owner Proceeds (as defined in the Aircraft Management Agreements) pursuant to each of the Aircraft Management Agreements by $25,000.00 per month for a period of twelve (12) consecutive months, or $300,000 per aircraft, totaling an aggregate reduction of Monthly Owner Proceeds in the amount of $1,500,000 with respect to all five of the Aircraft.

(iii) An aggregate of 400,000 Restricted Shares shall be issued and delivered to each Holder. For the avoidance of doubt, 100% of the Restricted Shares will be vested and nonforfeitable.

3. Restrictions on Transfer. Each Holder understands that the Restricted Shares will be restricted securities as such term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and cannot be sold except pursuant to registration under the Securities Act or an exemption therefrom. Each Holder further understands that the Company has no obligation to register the Restricted Shares for resale under the Securities Act.

4. Stock Certificates. As soon as practicable after the date hereof, the Company will deliver a share certificate to each Holder, or deliver shares electronically or in certificate form to such Holder’s designated broker on such Holder’s behalf, for the Restricted Shares issued to such Holder hereunder.

5. Transfer Restrictions.

(a) The Restricted Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Restricted Shares other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, to the Company, or to an Affiliate of any Holder or in connection with a pledge as contemplated in Section 5(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Restricted Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the transactions contemplated by the Amendments and shall have the rights of the transferring Holder under this Agreement.

(b) Each Holder agrees to the imprinting, so long as is required by this Section 5, of a legend on any of the Restricted Shares in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(c) Each Holder agrees that it will sell any Restricted Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Restricted Shares as set forth in this Section 5(c) is predicated upon the Company’s reliance upon this understanding.

6. Adjustments for Corporate Transactions and Other Events.

(a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Restricted Shares shall, without further action of any party, be adjusted to reflect such event. The Company shall make reasonable adjustments, in its discretion, to address the treatment of fractional shares with respect to the Restricted Shares as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in the issuance of fractional Restricted Shares.

(b) Binding Nature of Agreement. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by each Holder in exchange for, or by virtue of each Holder’s ownership of, the Restricted Shares, to the same extent as the Restricted Shares with respect to which such additional and/or substitute securities are distributed, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Common Stock of the Company, or similar event. If the Restricted Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property (including cash) received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Shares.

7. Rights as Stockholder. Each Holder will possess all incidents of ownership of such Holder’s Restricted Shares, including the right to vote the Restricted Shares and receive dividends and/or other distributions declared on the Restricted Shares.

8. The Company’s Rights. Subject to the rights of Holders under Section 16, the existence of the Restricted Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to each Holder at the address contained in the records of the Company, or addressed to the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

10. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Restricted Shares issued hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Restricted Shares issued hereunder, except for the Aircraft Management Agreements and the Amendments, shall be void and ineffective for all purposes.

11. Amendment. This Agreement may be amended only in a written document signed by each of the parties hereto.

12. Governing Law. The validity, construction and effect of this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Florida, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Clearwater, Florida, and each Holder hereby agrees and submits to the personal jurisdiction and venue thereof.

13. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Electronic Delivery of Documents. By signing this Agreement, each Holder (i) consents to the electronic delivery of this Agreement, all information with respect to the Restricted Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that such Holder may receive from the Company a paper copy of any documents delivered electronically at no cost to Holder by contacting the Company by telephone or in writing; (iii) further acknowledge that such Holder may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that such Holder understands that it is not required to consent to electronic delivery of documents.

Section 16. Issuance of Antidilution Shares for Dilutive Events

(a) Dilutive Issuances. If the Company at any time while the Restricted Shares are outstanding, but prior to the Antidilution Expiration Date, shall issue or sell (i) any Common Stock, (ii) any rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (“Options”), or (iii) issue or sell any any evidences of indebtedness, shares, or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options (“Convertible Securities”, and together with Options, “Common Stock Equivalents”), except for Excluded Shares (defined below), at an effective price per share (the “Base Share Price”) that is less than the Purchase Price, as equitably adjusted for events described in Section 6(a) (the “Antidilution Threshold”, and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of such Dilutive Issuance, the Company shall issue the number of Antidilution Shares (as defined below) calculated in accordance with Section 16(c) below to each Holder. Upon the issuance of any Antidilution Shares, such shares shall thereafter be deemed “Prior Antidilution Shares.”

(b) Excluded Shares. “Excluded Shares” means:

(1) shares of Common Stock, Options or Convertible Securities issued or issuable to officers, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other compensatory stock arrangements approved by the Board of Directors of the Company;

(2) grants or issuances of Common Stock or Options on customary and reasonable terms as to amount and otherwise or Convertible Securities on customary and reasonable terms as to amount and otherwise to institutional lenders, equipment lessors, key vendors or other bona fide third-party debt financing sources in connection with providing the Company with payable or debt financing pursuant to transactions approved by the Board of Directors of the Company and the shares of Common Stock issued or issuable upon conversion of any such Convertible Securities or exercise of any such Options;

(3) shares of Common Stock issued or issuable upon conversion of any Convertible Securities or exercise of any Options in each case outstanding on the date hereof, on the terms existing on the date hereof, as set forth in Schedule A hereto or previously disclosed to Holders in a writing identified to this Agreement;

(4) shares of Common Stock issued solely in consideration for the acquisition (by merger or otherwise) of assets of, or equity interests in, another entity pursuant to transactions approved by the Board of Directors of the Company;

(5) any other shares of Common Stock, Options or Convertible Securities which are expressly determined to be Excluded Shares by the Grantee in writing;

(6) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 6; and

(7) grants or issuances of Common Stock, Options or Convertible Securities to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company.

(c) Calculation of Antidilution Shares. Upon each Dilutive Issuance, the number of “Antidilution Shares” to be issued to each Holder shall equal the difference of the Total Adjusted Shares with respect to such Holder (defined below) minus the sum of the Restricted Shares and Prior Antidilution Shares issued to such Holder and outstanding. The number of “Total Adjusted Shares” with respect to each Holder shall be calculated by multiplying the number of Restricted Shares outstanding held by such Holder by the quotient calculated by dividing the number one (1) by the Antidilution Ratio (defined below).

The “Antidilution Ratio” shall be a fraction, (i) the denominator of which shall be the number of shares of Common Stock and Common Stock Equivalents issued in the Dilutive Issuance, and (ii) the numerator of which shall be the number of shares of Common Stock and Common Stock Equivalents that would have been issued in the Dilutive Issuance had the Common Stock and Common Stock Equivalents issued in the Dilutive Issuance been issued at the Purchase Price (as such Purchase Price has been equitably adjusted for events described in Section 6(a)).

(d) Deemed Issue of Additional Shares of Common Stock.

(i) If the Company at any time or from time to time after the Effective Date, but before the Antidilution Expiration Date, shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Excluded Shares) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be a Dilutive Issuance as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in a Dilutive Issuance pursuant to the terms of Section 16(a), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Total Adjusted Shares computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Total Adjusted Shares as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) shall have the effect of requiring the cancellation of Prior Antidilution Shares that are issued and outstanding and were issued as of the date of the original Dilutive Issuance.

(iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Excluded Shares), the issuance of which did not result in an adjustment to the Total Adjusted Shares pursuant to the terms of Section 16(c) (either because the consideration per share (determined pursuant to Section 16(c)) of the Dilutive Issuance subject thereto was equal to or greater than the Antidilution Threshold then in effect, or because such Option or Convertible Security was issued before the Effective Date), are revised after the Effective Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the shares issuable in the Dilutive Issuance subject thereto (determined in the manner provided in Section 16(c)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Total Adjusted Shares pursuant to the terms of Section 16(c), the Total Adjusted Shares shall be readjusted to such Total Adjusted Shares as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Total Adjusted Shares provided for in this Section 16(d) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (i) and (ii) of this Subsection 16(d)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Total Adjusted Shares that would result under the terms of this Subsection 16(d) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Total Adjusted Shares that such issuance or amendment took place at the time such calculation can first be made.

(e) Determination of Consideration. For purposes of this Section 16, the consideration received by the Company for the issue of Common Stock or Common Stock Equivalents in any Dilutive Issuance shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(C)	in the event shares of Common Stock and Common Stock Equivalents are issued in a Dilutive Issuance together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors of the Corporation.

(ii) Options and Convertible Securities. The consideration per share received by the Company in a Dilutive Issuance deemed to have been issued pursuant to Section 16(d), relating to Options and Convertible Securities, shall be determined by dividing:

(A)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f) Notice. The Company shall notify each Holder, in writing, no later than the trading day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 16, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).

(g) Termination of Antidilution Rights. Upon the earlier of (i) the assignment, sale, disposition of or other transfer to any person other than an Affiliate of any Holder (but not, for the avoidance of doubt, the pledge of such Restricted Shares as permitted by the legend described in Section 5(b)) of any Restricted Shares, Prior Antidilution Shares or Antidilution Shares by any Holder, as to the securities so assigned, sold, disposed of or otherwise transferred, (ii) the date on which the market capitalization of the Company exceeds $35,000,000.00 (except by reason of any Dilutive Issuance or transaction involving the issuance of Excluded Shares), and (iii) the date that is one (1) year following the Effective Date (the “Antidilution Expiration Date”), this Section 16 shall expire and thereafter be of no force or effect and no Antidilution Shares shall be issued with respect to any Dilutive Issuance occurring after the Antidilution Expiration Date.

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GLOSSARY

(a) “Affiliate” with respect to any person, means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with such person (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” of any person means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of such person or the power to direct or cause the direction of the management of such person.

(b) “Common Stock” means shares of common stock, par value $0.0001 per share, of Avantair, Inc., a Delaware corporation.

(c) “Holder” means the recipient of the Restricted Shares as reflected in the first paragraph of this Agreement. Whenever the word “Holder” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to beneficiary or transferee to whom the Restricted Shares may be transferred as permitted by this Agreement, the word “Holder” shall be deemed to include such person.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

AVANTAIR, INC.

By:	/s/ Stephen M. Wagman
President

Each of the undersigned hereby acknowledges that it has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. Each of the undersigned also consents to electronic delivery of all notices or other information with respect to the Restricted Shares or the Company.

WITNESS:	LW Air I, LLC

/s/ Marion Rainone	/s/ Lorne Weil

WITNESS:	LW Air II, LLC

/s/ Marion Rainone	/s/ Lorne Weil

WITNESS:	LW Air III, LLC

/s/ Marion Rainone	/s/ Lorne Weil

WITNESS:	LW Air IV, LLC

/s/ Marion Rainone	/s/ Lorne Weil

WITNESS:	LW Air V, LLC

/s/ Marion Rainone	/s/ Lorne Weil